UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2017

JAGUAR HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36714	46-2956775
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Mission Street, Suite 2375 San Francisco, California	94105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 371-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.01                   Completion of Acquisition or Disposition of Assets.

On July 31, 2017, Jaguar Health, Inc. (“Jaguar”), formerly known as Jaguar Animal Health, Inc., completed its merger (the “Merger”) with Napo Pharmaceuticals, Inc. (“Napo”) pursuant to the Agreement and Plan of Merger dated March 31, 2017 by and among Jaguar, Napo, Napo Acquisition Corporation and Napo’s representative (the “Merger Agreement”).  In connection with the Merger, (i) each issued and outstanding share of Napo common stock (other than dissenting shares and shares held by Jaguar or Napo) was converted into a contingent right to receive (x) up to a whole number of shares of Jaguar common stock comprising in the aggregate up to approximately 20.2% of the fully diluted shares of Jaguar common stock immediately following the consummation of the merger, which contingent right will vest only if the resale of certain shares of Jaguar common stock (the “Tranche A Shares”) issued by Jaguar to Nantucket Investments Limited (“Nantucket”) pursuant to the Napo debt settlement provides Nantucket with specified cash returns over a specified period of time (the “Hurdle Amounts”), and (y) if the applicable Hurdle Amount is achieved before all of the Tranche A Shares are sold, additional shares of the Jaguar common stock (equal to 50% of the unsold Tranche A Shares), which will be distributed pro rata among holders of contingent rights and holders of Napo restricted stock units, (ii) existing creditors of Napo (inclusive of Nantucket)  were issued in the aggregate approximately 42,903,018 shares of Jaguar non-voting common stock and 2,282,445 shares of Jaguar voting common stock in full satisfaction of all existing indebtedness then owed by Napo to such creditors, and (iii) an existing Napo stockholder (“Invesco”) was issued an aggregate of approximately 3,243,243 shares of Jaguar common stock in return for $3 million of new funds invested into Jaguar by such investor, which were immediately loaned to Napo to partially facilitate the extinguishment of the debt that Napo owed to Nantucket. The minimum Hurdle Amount needed for the vesting of the contingent rights will vary depending on a number of factors (including, among other things, the time period over which Nantucket receives specified cash returns in connection with the resale of the Tranche A Shares), and Napo stockholders may not receive any shares of Jaguar common stock in certain circumstances (including if the minimum Hurdle Amount is not satisfied).

Holders of Jaguar equity prior to the closing of the Merger (including all outstanding Jaguar common stock and all restricted stock units, options and warrants exercisable for shares of Jaguar common stock) hold approximately 25% of Jaguar’s common stock and non-voting common stock following the closing of the Merger, and Napo’s creditors prior to the closing of the Merger hold approximately 48% of Jaguar’s common stock and non-voting common stock following the closing of the Merger, in each case on a fully diluted basis, provided, however, certain outstanding convertible promissory notes exercisable for Jaguar common stock after the closing and certain option grants expected to be made at or immediately following the closing of the Merger are excluded from such ownership percentages.

Immediately after the consummation of the Merger, Jaguar had 56,228,661 shares of common stock and 42,903,018 shares of non-voting common stock on a fully diluted basis.

The Merger was described in Jaguar’s registration statement on Form S-4 (File No. 333-217364), which was declared effective by the Securities and Exchange Commission (the “SEC”) on July 6, 2017, including the joint proxy statement/prospectus included therein (the “Joint Proxy Statement/Prospectus”).

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the merger agreement attached as Exhibit 2.1 to the Current Report on Form 8-K filed by Jaguar on March 31, 2017, which is incorporated herein by reference in its entirety.

Jaguar issued a press release on July 31, 2017 regarding the closing of the Merger, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 3.02                   Unregistered Sales of Equity Securities.

The information regarding the issuance of shares of Jaguar common stock and non-voting common stock to existing creditors of Napo and Invesco set forth in Item 2.01 above is incorporated herein by reference. Such shares were issued in reliance on an exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 3.03                   Material Modification to Rights of Security Holders.

The information contained above in Item 2.01 is hereby incorporated by reference into this Item 3.03 in its entirety.

Item 5.01                   Changes in Control of Registrant.

The information contained above in Item 2.01 is hereby incorporated by reference into this Item 5.01 in its entirety.

Item 5.03                   Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 31, 2017, Jaguar filed with the Delaware Secretary of State the Third Amended and Restated Certificate of Incorporation of Jaguar (the “COI”) to (i) increase the number of authorized shares of common stock from 50 million shares to 300 million shares, (ii) to authorize a class of 50,000,000 shares of non-voting common stock, (iii) to require Nantucket’s prior written consent before the issuance of dividends to holders of Jaguar’s common stock and/or non-voting common stock for so long as Nantucket or its affiliates own any shares of Jaguar’s non-voting common stock and (iv) to change Jaguar’s corporate name to “Jaguar Health, Inc.”

Shares of Jaguar’s non-voting common stock have the same rights to dividends and other distributions and are convertible into shares of common stock on a one-for-one basis (x) upon transfers to non-affiliates of Nantucket, (y) upon the release from escrow of certain non-voting shares held by Nantucket to the legacy stockholders of Napo under specified conditions and (z) at any time on or after April 1, 2018 at the option of the respective holders thereof.

The foregoing description is qualified by reference to the COI and non-voting stock certificate specimen, which are filed herewith as Exhibit 3.1 and Exhibit 4.1, respectively, and incorporated herein by reference.

Item 8.01                   Other Events.

On July 31, 2017, Jaguar successfully completed its merger with Napo and, as a result, believes it has stockholders’ equity in excess of $2.5 million as of the date of this report.

Item 9.01                   Financial Statements and Exhibits

(a)     Financial Statements of Businesses Acquired.

The financial information of Napo required by this item with respect to the Merger will be filed as soon as practicable, and in any event not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed pursuant to Item 2.01.

(b)     Pro Forma Financial Information.

The pro forma financial information required by this item with respect to the Merger will be filed as soon as practicable, and in any event not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed pursuant to Item 2.01.

(d)        Exhibits

Exhibit No.	Description
2.1*

Agreement and Plan of Merger dated March 31, 2017 by and among Jaguar Animal Health, Inc., Napo Pharmaceuticals, Inc., Napo Acquisition Corporation, and Gregory Stock (incorporated herein by reference to Jaguar’s Current Report on Form 8-K filed on March 31, 2017).

3.1	Third Amended and Restated Certificate of Incorporation of Jaguar Animal Health, Inc., filed July 31, 2017.

4.1	Specimen Non-Voting Common Stock Certificate of Jaguar Health, Inc.

99.1	Press Release, dated July 31, 2017.

* The Agreement and Plan of Merger filed as Exhibit 2.1 omits certain exhibits and the disclosure schedules to the Merger Agreement pursuant to Item 601(b)(2) of Regulation S-K promulgated by the SEC. Jaguar agrees to furnish on a supplemental basis a copy of the omitted exhibits and schedules to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAGUAR HEALTH, INC.

Date: July 31, 2017	By:	/s/ Karen S. Wright
	Name:	Karen S. Wright
	Title:	Chief Financial Officer